EXHIBIT 23.2

                         CONSENT OF MOORE STEVENS, P.C.

     As independent certified public accountants, we hereby consent to the use of our report dated February 20, 1996, included in this Form 10-K, into the Company's previously filed Registration Statements, File Nos. 333-45879, 333-16901, 333-05395, 333-13033, and 333-13035.

     On July 1, 1996, the firm of Mortenson and Associates, P.C. changed its name to Moore Stephens, P.C.

                                             MOORE STEPHENS, P.C.

                                             Certified Public Accounts

Cranford, New Jersey
April 13, 1998